EXHIBIT C (3)
-------------


                       ASSIGNMENT AND ASSUMPTION OF
                          PURCHASE AGREEMENT AND
                         JOINT ESCROW INSTRUCTIONS
                       ----------------------------


      This Assignment and Assumption of Purchase Agreement and Joint Escrow Instructions (the "Assignment") is made and entered into as of this _____ day of March, 1997, by and between OLYMPIA PROPERTIES L.L.C., a Washington limited liability company (the "Assignor") and RAINIER TEXAS PROPERTIES, L.P., a Delaware limited partnership, its successors and assigns (the "Assignee").


                                WITNESSETH:

      WHEREAS, Assignor, as Purchaser, and JMB/Warehouse Associates Limited Partnership, as Seller, entered into that certain Purchase Agreement and Joint Escrow Instructions dated as of January 10, 1997 (the "Agreement") as amended, related to the acquisition of certain industrial properties located in the Houston area, State of Texas, as more particularly described in the Agreement; and

      WHEREAS, Assignor desires to assign all of its right, title, privilege and interest in the Agreement to Assignee and Assignee desires to accept an assignment of the Agreement from assignor.

      NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. RECITALS. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

      2. ASSIGNMENT. Assignor hereby assigns, transfers, sets over, grants and conveys unto Assignee, its successors and assigns all of its right, title, privilege and interest in and to the Agreement.

      3. ASSUMPTION. Assignee hereby accepts this Assignment and assumes all of the obligations of Assignor under the Agreement, and Assignee hereby agrees to indemnify Assignor against any and all claims, loss or damage relating to or resulting from the failure of Assignee to perform its obligations as Purchaser under the Agreement.

      4. ASSIGNEES. This Assignment shall be binding upon and shall inure to the benefit of assignor and Assignee and its successors and assigns.


















                                    -1-




      5. COUNTERPARTS. This Assignment may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effective as if the parties hereto had executed a single copy of this Assignment.

      IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Assignment as of the day and year first above written.

                        ASSIGNOR:

                        OLYMPIA PROPERTIES L.L.C., a
                        Washington limited liability company

                        By:   Bartwood L.L.C., a Massachusetts
                              limited liability company, managing
                              member


                              By:   /c/ MICHAEL A. RUANE
                                    ------------------------------
                              Name: Michael A. Ruane
                                    ------------------------------
                              Title: Member
                                    ------------------------------



                        ASSIGNEE:

                        RAINIER TEXAS PROPERTIES,
                        L.P., a Delaware limited partnership

                        By:   Bartwood L.L.C., a Massachusetts
                              limited liability company, general partner


                              By:   /c/ MICHAEL A. RUANE
                                    ------------------------------
                              Name: Michael A. Ruane
                                    ------------------------------
                              Title: Member
                                    ------------------------------



























                                    -2-